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                                  EXHIBIT-23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134, 333-82569,
333-84419, 333-88813, 333-88819, 333-91621, 333-115693 and 333-115694 of General
Growth Properties, Inc. on Form S-3 and the Registration Statements File Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461, 333-79737 and 333-105882
of General Growth Properties, Inc. on Form S-8 of our report dated July 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph that states that the statement of certain revenues and certain expenses of The Grand Canal Shoppes ("Statement") was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, that material amounts, as described in note 1 to the Statement that would not be directly attributable to those resulting from future operations of The Grand Canal Shoppes are excluded, and the Statement is not intended to be a complete presentation of the revenues and expenses of The Grand Canal Shoppes), with respect to the Statement for the year ended December 31, 2003, appearing in this current report on Form 8-K/A.

/s/ Deloitte & Touche LLP

Chicago, Illinois
August 2, 2004

                                       S-1